UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2025

N2OFF, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40403	26-4684680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

HaPardes 134 (Meshek Sander) Neve Yarak, Israel	4994500
(Address of principal executive offices)	(Zip Code)

(347) 468 9583

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	NITO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1.01 Entry into a Material Agreement

On April 9, 2025, N2OFF, Inc., a Nevada corporation (the “Company”), entered into a share purchase agreement (the “SPA”), by and among the Company, Yaaran Investments Ltd., a company organized under the laws of the State of Israel (“Yaaran”), and NTWO OFF Ltd., a company organized under the laws of the State of Israel (“NTWO”), which provides for the sale by the Company to Yaaran of 4,200,000 ordinary shares of NTWO, representing 100% of the Company’s shares of NTWO, for 15,000 new Israeli shekels.

The SPA provides customary representations, warranties and covenants by the Company, NTWO and Yaaran, and further provides that all obligations arising under the Stock Exchange Agreement, dated July 11, 2023, between the Company, Yaaran and NTWO, as amended on July 24, 2023 and on August 13, 2023, will be null and void and of no further force and effect.

Upon the consummation of the sale of the shares described above, each of the Company’s representatives on the board of directors of NTWO, David Palach and Udi Kalifi, resigned therefrom.

A translated copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing summary is subject to, and qualified in its entirety by, reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1#	Share Purchase Agreement, dated April 9, 2025, between the Company, NTWO OFF Ltd. and Yaaran Investments Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

#	English translation of original Hebrew document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

N2OFF, Inc.

Date: April 10, 2025	By:	/s/ David Palach
	Name:	David Palach
	Title:	Chief Executive Officer